Exhibit (e)(12)

ELEVENTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This eleventh amendment (the “Amendment”) to the ETF Distribution Agreement dated as of May 31, 2017 as Novated (the “Agreement”), is entered into on July 1, 2020 (the “Execution Date”) by and between AdvisorShares Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of July 1, 2020 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the deletion of one Fund and the addition of one Fund.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto reflecting the deletion of one Fund (AdvisorShares Cornerstone Small Cap ETF) and the addition of one Fund (AdvisorShares Pure US Cannabis ETF).

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

ADVISORSHARES TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Dan Ahrens	By:	/s/ Mark Fairbanks
Name:	Dan Ahrens	Name:	Mark Fairbanks
Title:	Secretary & Treasurer	Title:	Vice President

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of July 1, 2020

FUNDS

AdvisorShares FolioBeyond Smart Core Bond ETF

AdvisorShares Newfleet Multi-Sector Income ETF

AdvisorShares Ranger Equity Bear ETF

AdvisorShares Sage Core Reserves ETF

AdvisorShares STAR Global Buy-Write ETF

AdvisorShares DoubleLine Value Equity ETF

AdvisorShares Dorsey Wright ADR ETF

AdvisorShares Focused Equity ETF

AdvisorShares Vice ETF

AdvisorShares Dorsey Wright Micro-Cap ETF

AdvisorShares Dorsey Wright Short ETF

AdvisorShares Pure Cannabis ETF

AdvisorShares Dorsey Wright Alpha Equal Weight ETF

AdvisorShares Dorsey Wright FSM All Cap World ETF

AdvisorShares Dorsey Wright FSM US Core ETF

AdvisorShares Pure US Cannabis ETF

A-1